Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Entegris, Inc.  of our report dated November 12, 2021, relating to the financial statements of CMC Materials, Inc., which appears in Entegris Inc.'s Current Report on Form 8-K dated July 6, 2022.  We also consent to the reference to us under the heading “Experts”in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
July 6, 2022